EXECUTION VERSION

SEVENTH AMENDMENT TO LIMITED GUARANTY

THIS SEVENTH AMENDMENT TO LIMITED GUARANTY (this “Amendment”) is made as of July 1, 2024 (the “Effective Date”), by and between BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), and CITIBANK, N.A., a national banking association (“Buyer”).
RECITALS:
WHEREAS, Parlex 2 Finance, LLC, a Delaware limited liability company (“Parlex 2”), Parlex 2A Finco, LLC, a Delaware limited liability company (“Parlex 2A” and together with Parlex 2, “Original Sellers”), and Buyer entered into that certain Amended and Restated Master Repurchase Agreement, dated as of July 28, 2014, as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of July 28, 2016, by and among Original Sellers and Buyer (collectively, the “First A&R Repurchase Agreement”), which First A&R Repurchase Agreement amended, restated and replaced in its entirety that certain Repurchase Agreement, dated as of June 12, 2013 (the “Original Repurchase Agreement”), as amended by that certain First Amendment to Master Repurchase Agreement, dated as of July 26, 2013, that certain Second Amendment to Master Repurchase Agreement, dated as of September 11, 2013, that certain Third Amendment to Master Repurchase Agreement, dated as of November 20, 2013, that certain Fourth Amendment to Master Repurchase Agreement, dated as of January 31, 2014, and that certain Joinder Agreement, dated as of January 31, 2014 between Buyer, Parlex 2 and Parlex 2A);
WHEREAS, Original Sellers, Parlex 2 UK Finco, LLC, a Delaware limited liability company (“Parlex 2 UK”) and Parlex 2 EUR Finco, LLC, a Delaware limited liability company (“Parlex 2 EUR”), and Buyer entered into that certain Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2017 (the “Second A&R Repurchase Agreement”), which Second A&R Repurchase Agreement amended, restated and replaced in its entirety the First A&R Repurchase Agreement, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of December 21, 2017 and that certain Second Amendment to Master Repurchase Agreement, dated as of March 30, 2018;
WHEREAS, in connection with the Original Repurchase Agreement, Guarantor entered into that certain Limited Guaranty, dated as of June 12, 2013, as amended by that certain First Amendment to Limited Guaranty, dated as of November 20, 2013, as further amended by that certain Second Amendment to Limited Guaranty, dated as of February 24, 2014, as further amended by that certain Third Amendment to Limited Guaranty, dated as of March 31, 2017 (collectively, the “Original Guaranty”), in favor of Buyer, guaranteeing certain obligations of Original Sellers, Parlex 2 UK and Parlex 2 EUR;
WHEREAS, Original Sellers, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU Finco, LLC, a Delaware limited liability company (“Parlex 2 AU”), and Buyer entered into that certain Third Amended and Restated Master Repurchase Agreement, dated as of October 12, 2018 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Third A&R Repurchase Agreement”), which Third A&R Repurchase

Agreement amended, restated and replaced in its entirety the Second A&R Repurchase Agreement;
WHEREAS, in connection with the Third A&R Repurchase Agreement, Guarantor and Buyer entered into that certain Fourth Amendment to Limited Guaranty, dated as of October 12, 2018 (the “Fourth Amendment to Guaranty”);
WHEREAS, Original Sellers, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU, Parlex 2 CAD Finco, LLC, a Delaware limited liability company (“Parlex 2 CAD” and, together with Original Sellers, Parlex 2 EUR, Parlex 2 UK and Parlex 2 AU, “Seller”), and Buyer entered into that certain Fourth Amended and Restated Master Repurchase Agreement, dated as of February 15, 2019 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Fourth A&R Repurchase Agreement”), which Fourth A&R Repurchase Agreement amended, restated and replaced in its entirety the Third A&R Repurchase Agreement;
WHEREAS, in connection with the Fourth A&R Repurchase Agreement, Guarantor and Buyer entered into that certain Fifth Amendment to Limited Guaranty, dated as of February 15, 2019 (the “Fifth Amendment to Guaranty” together with the Original Guaranty and the Fourth Amendment to Guaranty, collectively, the “Guaranty”);
WHEREAS, Original Sellers, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU, Parlex 2 CAD, Wispar 5 Finco, LLC, a Delaware limited liability company (“Wispar 5”) and Silver Fin II Sub TC PTY LTD, a proprietary company incorporated under the laws of Australia (CAN 657 021 577), acting in its personal capacity and as trustee of the Silver Fin II Sub Trust (ABN 36 362 640 907) (“Silver Fin”, and, together with Original Sellers, Parlex 2 EUR, Parlex 2 UK, Parlex 2 AU, Parlex 2 CAD, and Wispar 5, “Seller”), and Buyer entered into that certain Fifth Amended and Restated Master Repurchase Agreement, dated as of April 16, 2021 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Fifth A&R Repurchase Agreement”), which Fifth A&R Repurchase Agreement amended, restated and replaced in its entirety the Fourth A&R Repurchase Agreement;
WHEREAS, in connection with the Fifth A&R Repurchase Agreement, Guarantor and Buyer entered into that certain Sixth Amendment to Limited Guaranty, dated as of April 16, 2021 (the “Sixth Amendment to Guaranty” together with the Original Guaranty and the Fifth Amendment to Guaranty, collectively, the “Guaranty”); Capitalized terms used but not defined herein shall have the meanings assigned to them in the Guaranty or the Fifth A&R Repurchase Agreement, as applicable; and
WHEREAS, the parties hereto desire to (i) modify certain terms and provisions of the Guaranty as set forth herein, (ii) reaffirm the obligations of Guarantor under the Guaranty and (iii) amend and enter into certain other Transaction Documents.
NOW THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

AGREEMENT:
1.AMENDMENTS TO GUARANTY. The Guaranty is hereby amended and modified as follows:
(a)The following definitions in Section 1 of the Guaranty are hereby amended and restated in their entirety as follows:
“Tangible Net Worth” means, with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption on a balance sheet of such person pursuant to GAAP, minus (a) amounts owning to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus (d) from and after July 1, 2024, the aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326 and the aggregate amount of accumulated depreciation and amortization, all on or as of such date.
“Total Assets” means, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owning to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, and (d) the amount of nonrecourse Indebtedness owing to such Person pursuant to securitization transactions such as a REMIC securitization, a collateralized loan obligation transactions or other similar securitizations, plus (e) from and after July 1, 2024, the aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326 and the aggregate amount of accumulated depreciation and amortization, all on or as of such date.
(b)Section 5(a) is hereby amended and restated in its entirety as follows:
“Minimum Fixed Charge Coverage Ratio. The ratio of (i) Guarantor’s EBITDA during the previous four (4) fiscal quarters to (ii) Guarantor’s Fixed Charges during the same such previous four (4) fiscal quarters shall not be less than 1.40 to 1.00, as determined as soon as practicable after the end of each fiscal quarter, but in no event later than forty-five (45) days after the last day the applicable fiscal quarter; provided, however, with respect to the fiscal quarter ending September 30, 2024 and each fiscal quarter thereafter through and including the fiscal quarter ending June 30, 2025, the foregoing ratio shall be 1.25 to 1.00, and for each fiscal quarter thereafter shall be 1.30 to 1.00.”
2.REAFFIRMATION OF GUARANTY. Guarantor hereby (i) acknowledges and consents to the execution and delivery of this Amendment and (ii) represents, warrants and covenants that notwithstanding the execution and delivery of this Amendment, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
3.GUARANTOR’S REPRESENTATIONS. Guarantor represents and warrants that (i)

Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
4.GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.    This
Amendment shall be governed in accordance with the terms and provisions of Sections 19, 21 and 27(c) of the Guaranty, mutatis mutandis.
5.SEVERABILITY. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
6.COUNTERPARTS. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
7.SUCCESSORS AND ASSIGNS. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.
8.AMENDMENTS. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC.,
a Maryland corporation

By: /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Seventh Amendment to Limited Guaranty (Citi)]

BUYER:

CITIBANK, N.A.

By: /s/ Lindsay DeChiaro
Name: Lindsay DeChiaro
Title: Authorized Signatory

[Signature Page to Seventh Amendment to Limited Guaranty (Citi)]